Exhibit 4.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of May 14, 2010 (the “Agreement”), is by and among Markel Ventures, Inc., a Virginia corporation (“Ventures”), AMF Holdco, Inc., a Virginia corporation (“AMF Holdco”), the shareholders of AMF Holdco set forth in Schedule A (each a “Shareholder” and collectively the “Shareholders”) and, solely for the limited purposes expressly set forth below, Markel Corporation, a Virginia corporation (“Markel”).

A. Each Shareholder is the sole record and beneficial owner of the shares of the common stock, no par value, of the AMF Holdco (“AMF Holdco Common Stock”) set forth next to such Shareholder’s name in Schedule A (the “AMF Holdco Shares”).

B. Ventures is the record and beneficial owner of 4,286.154570 shares of the outstanding AMF Holdco Common Stock.

C. On the Closing Date (as defined below), the Shareholders will own in the aggregate 745.13795486 shares of AMF Holdco Common Stock.

D. Ventures is a wholly owned subsidiary of Markel.

E. Ventures and each Shareholder desires to exchange newly issued shares of Markel voting common stock, no par value (“Markel Common Stock”), for such Shareholder’s AMF Holdco Shares on the terms set forth herein (the “Exchange”), in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

In consideration of the mutual agreements and the representations and warranties contained in this Agreement and intending to be legally bound, the parties agree as follows:

ARTICLE I

SHARE EXCHANGE

1.1 Share Exchange. Ventures agrees to deliver to each Shareholder the number of shares of Markel Common Stock (the “Markel Common Shares”), and the amount of cash for fractional shares, set forth on Schedule A hereto in exchange for such Shareholder’s AMF Holdco Shares, and each Shareholder agrees to exchange all such Shareholder’s AMF Holdco Shares for the Markel Common Shares and such amount of cash for fractional shares.

1.2 Surrender and Payment.

(a) At the Closing (as defined below), each Shareholder will receive from Ventures a certificate representing such Shareholder’s Markel Common Shares, and a check for the cash amount for fractional shares set forth in Schedule A, in exchange for the delivery to Ventures of one or more stock certificates evidencing such Shareholder’s AMF Holdco Shares, duly endorsed for transfer or accompanied by appropriate transfer documents, with signatures guaranteed by a bank or registered broker-dealer, together with appropriate transfer stamps, if any.

(b) If any certificate representing a Shareholder’s AMF Holdco Shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Shareholder claiming such certificate to be lost, stolen or destroyed in a form reasonably satisfactory to Ventures, together with any indemnity bond that Ventures may reasonably request, Ventures will issue in exchange for such lost, stolen or destroyed certificate the Redemption Consideration due with respect thereto.

1.3 Time and Place of Closing. The transactions contemplated by this Agreement will be consummated (the “Closing”) at 10:00 a.m. at the offices of McGuireWoods LLP on the fifth business day after the date of this Agreement, or at such other place and time as may be agreed by the parties. The date on which the Closing occurs is the “Closing Date.”

1.4 Transfer Restrictions; Legend.

(a) The Markel Common Shares to be delivered to each Shareholder will not be registered under the Securities Act on the Closing Date and may not be transferred, sold or otherwise disposed of by any Shareholder except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act.

(b) Each certificate representing Markel Common Shares delivered to the Shareholders in accordance with Section 1.4(a) shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”) OR ANY APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY OTHER RELEVANT JURISDICTION.”

(c) Removal of Legend. Markel agrees to remove the legend contemplated by Section 1.4(b) (or any relevant portion thereof), by prompt delivery of substitute certificates upon the reasonable request of the holder if at such time such legend (or portion thereof) is no longer required for purposes of, or applicable pursuant to, the prior provisions of this Section 1.4.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF VENTURES

Ventures represents and warrants to each Shareholder as follows:

2.1 Corporate Status. Ventures is a corporation duly organized, validly existing and in good standing under the laws of Virginia. Ventures has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under, and carry out the provisions of, this Agreement.

2.2 Authorization; Binding Obligations; Governmental Consents.

(a) All corporate action on the part of Ventures necessary for the authorization, execution and delivery of this Agreement and the performance of its obligations hereunder has been taken.

(b) This Agreement has been duly executed and delivered by Ventures and is the valid and legally binding obligation of Ventures, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights, and (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in law or equity.

(c) No consent, approval, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Ventures is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.3 Compliance with Other Instruments. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation of, or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any agreement, instrument, judgment, order, writ, decree or contract to which Ventures or any of its subsidiaries is a party or by which Ventures’s or any of its subsidiaries’ properties are bound.

2.4 Litigation. There are no actions, suits, proceedings or investigations pending or threatened against or involving Ventures that question the validity of this Agreement or the taking of any action by Ventures hereunder or in connection herewith.

2.5 Consents. No permit, approval, authorization or consent of any person (other than any federal, state or local governmental authority) is required in connection with the execution, delivery and performance by Ventures of this Agreement or the consummation of the transactions contemplated hereby.

2.6 Brokers. No finder, broker, agent or other similar intermediary has acted for or on behalf of Ventures in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MARKEL

3.1 Corporate Status. Markel is a corporation duly organized, validly existing and in good standing under the laws of Virginia and has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under, and carry out the provisions of, this Agreement.

3.2 Authorization; Binding Obligations; Governmental Consents.

(a) All corporate action on the part of Markel necessary for the authorization, execution and delivery of this Agreement and the performance of its obligations hereunder has been taken.

(b) This Agreement has been duly executed and delivered by Markel and is the valid and legally binding obligation of Markel, enforceable against Markel in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights, and (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in law or equity.

(c) Except as contemplated by Article VII of this Agreement, no consent, approval, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Markel is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

3.3 Compliance with Other Instruments. The execution, delivery and performance of this Agreement will not result in any violation of, or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any agreement, instrument, judgment, order, writ, decree or contract to which Markel is a party or by which its properties are bound.

3.4 Litigation. There are no actions, suits, proceedings or investigations pending or threatened against or involving Markel that question the validity of this Agreement or the taking of any action by Markel hereunder or in connection herewith.

3.5 Consents. No permit, approval, authorization or consent of any person (other than any federal, state or local governmental authority) is required in connection with the execution, delivery and performance by Markel of this Agreement or the consummation of the transactions contemplated hereby.]

3.6 Markel Common Shares. Each Markel Common Share to be delivered to the Shareholders shall, when delivered in accordance with the terms of this Agreement at the Closing (i) be duly authorized, validly issued, fully paid and nonassessable and (ii) not have been issued in violation of any preemptive rights.

3.7 Brokers. No finder, broker, agent or other similar intermediary has acted for or on behalf of Markel in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder severally represents and warrants to Ventures as follows:

4.1 Corporate Status; Authorization. With respect to any Shareholder who is a corporation, such Shareholder: (i) is a corporation duly organized, validly existing and in good standing under the laws of Virginia; (ii) has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under, and carry out the provisions of, this Agreement; and (iii) has taken all corporate action on the part of such Shareholder necessary for the authorization, execution and delivery of this Agreement and the performance of its obligations hereunder.

4.2 Binding Obligations; Governmental Consents.

(a) This Agreement has been duly executed and delivered by such Shareholder and is the valid and legally binding obligation of such Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights, and (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in law or equity.

(b) No consent, approval, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of such Shareholder is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4.3 Compliance with Other Instruments. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation of, or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any agreement, instrument, judgment, order, writ, decree or contract to which such Shareholder is a party or by which such Shareholder or such Shareholder’s AMF Holdco Shares is bound, or result in the creation of any pledge, lien, charge or encumbrance upon the AMF Holdco Shares owned by such Shareholder.

4.4 Ownership of AMF Holdco Shares. Such Shareholder is the sole record and beneficial owner of such Shareholder’s AMF Holdco Shares, free of any pledge, lien, charge or encumbrance other than the transfer restrictions imposed by the AMF Holdco, Inc. Shareholders Agreement dated as of

February 14, 2008 (the “Shareholders Agreement”); and as of the Closing Date the AMF Holdco Shares listed on Schedule A will constitute all of the capital stock of AMF Holdco owned, in any capacity, by such Shareholder.

4.5 Litigation. There are no actions, suits, proceedings or investigations pending or threatened against or involving such Shareholder that question the validity of this Agreement or the taking of any action by such Shareholder hereunder or in connection herewith.

4.6 Consents. No permit, approval, authorization or consent of any person is required in connection with the execution, delivery and performance by such Shareholder of this Agreement or the consummation of the transactions contemplated hereby.

4.7 Accredited Investor. Such Shareholder (i) is an “Accredited Investor” as defined in Regulation D under the Securities Act, (ii) has had the opportunity to ask such questions and receive such information concerning Markel and Markel Common Stock as such Shareholder deems necessary, and (iii) is able to fend for himself, can bear the economic risk of the investment in Markel Common Stock, and has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the investment in Markel Common Stock.

4.8 Markel Information. In connection with this Agreement and the transactions contemplated hereby, such Shareholder is relying solely on the information relating to Markel’s business, finances and operations contained in filings by Markel with the Securities and Exchange Commission and further acknowledges that neither Ventures nor Markel makes any representation or warranty with respect to any matters relating to Markel, its business, financial condition, results of operations, prospects or otherwise, except to the extent expressly provided in Article III hereof.

4.9 Restricted Securities. Such Shareholder understands that the Markel Common Shares being delivered in connection with the transactions contemplated by this Agreement have not been registered under the Securities Act. Such Shareholder further understands that (i) such Markel Common Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, (ii) in the absence of an effective registration statement covering such securities or an available exemption from registration under the Securities Act, such securities must be held indefinitely and (iii) certificates for the Markel Common Shares delivered to the Shareholder will bear the legend set forth in Section 1.4(b).

4.10 AMF Holdco Information. AMF Holdco has made available to each Shareholder the (i) audited Consolidated Balance Sheets, Statements of Operations, Statements of Members’ Equity and Statements of Cash Flows of AMF Automation Technologies, LLC, a Virginia limited liability company and wholly owned subsidiary of AMF Holdco (“AMF”), as of December 31, 2009 and 2008 and for the years then ended and (ii) unaudited Consolidated Balance Sheet, Profit/Loss Statement and Statement of Cash Flows of AMF as of March 31, 2010 and for the quarterly period then ended (collectively, the “AMF Financial Statements”). Such Shareholder has had the opportunity to review the AMF Financial Statements. Based on such Shareholder’s position with AMF or its subsidiaries, such Shareholder has sufficient knowledge of AMF, its operations, prospects and financial position to determine whether or not to enter into this Agreement and has made such determination independently.

ARTICLE V

CLOSING

5.1 Form of Documents; Deliveries. At Closing, subject to Sections 5.2 and 5.3, the parties will deliver the documents, and will perform the acts, set forth in this Article V. All documents to be delivered at the Closing will be held in escrow by McGuireWoods LLP until the Closing Date, at which time they will be distributed to the appropriate parties.

5.2 Conditions to Closing on the Part of Ventures. The obligation of Ventures to consummate the transactions contemplated by this Agreement will be subject to the following conditions:

(a) Each of the representations and warranties of the Shareholders contained in this Agreement must have been true and correct in all material respects at the time originally made, and must be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties had been made at and as of the Closing;

(b) The Shareholders must have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing Date;

(c) All documents required to be delivered and actions required to be taken by the Shareholders under this Article V must have been delivered or taken on or before the Closing Date;

(d) The newly issued Markel Common Shares to be delivered to each Shareholder at the Closing shall have been issued and delivered to Ventures;

(e) The shares of AMF Holdco Common Stock owned by Ventures together with the AMF Holdco Shares owned by the Shareholders as of the Closing Date must constitute all of the shares of the capital stock of AMF Holdco outstanding as of the Closing Date; and

(f) No order, stay, decree, judgment or injunction has been entered, issued or enforced by any court of competent jurisdiction prohibiting the transactions contemplated by this Agreement, and no litigation has been initiated questioning the validity of this Agreement or the taking of any action hereunder.

5.3 Conditions to Closing on the Part of the Shareholders. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement will be subject to the following conditions:

(a) Each of the representations and warranties of Ventures and Markel contained in this Agreement must have been true and correct in all material respects at the time originally made, and must be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties had been made at and as of the Closing;

(b) Ventures must have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing Date;

(c) All documents required to be delivered and actions required to be taken by Ventures under this Article V must have been delivered or taken on or before the Closing Date; and

(d) No order, stay, decree, judgment or injunction has been entered, issued or enforced by any court of competent jurisdiction prohibiting the transactions contemplated by this Agreement.

5.4 Deliveries by Ventures. Ventures will deliver to each Shareholder a certificate representing such Shareholder’s respective Markel Common Shares and a check for the amount of cash for such Shareholder’s fractional shares set forth in Schedule A.

5.5 Deliveries by the Shareholders. Each Shareholder will deliver to Ventures one or more stock certificates evidencing such Shareholder’s AMF Holdco Shares, duly endorsed for transfer or accompanied by appropriate transfer documents, with signatures guaranteed by a bank or registered broker-dealer, together with appropriate transfer stamps, if any.

ARTICLE VI

SHAREHOLDERS AGREEMENT

Each of the parties hereto agrees that (i) the transfer restrictions set forth in the Shareholders Agreement will not apply to the transactions contemplated hereby, and (ii) the Shareholders Agreement will terminate effective as of the Closing.

ARTICLE VII

REGISTRATION RIGHTS

7.1 Definitions. For all purposes of this Article VII, the following terms will have the meanings set forth below:

“Best Efforts” will mean, with respect to any efforts undertaken by Markel under this Agreement to accomplish a particular aim or satisfy a particular condition, Markel’s best efforts to cause such aim to be accomplished or such condition to be satisfied; provided, that Markel will not be deemed to be in breach of any obligation to use “Best Efforts” under this Agreement to the extent that Markel is unable to cause an aim to be accomplished or a condition to be satisfied as a result of the refusal or inability of, or any delay on the part of, a third party to perform an action or deliver a deliverable necessary to cause such aim to be accomplished or condition to be satisfied after Markel has undertaken all actions reasonably necessary to cause such third party to perform such action or deliver such deliverable.

“Registrable Securities” will mean (i) the Markel Common Shares delivered to the Shareholders in connection with the Exchange and (ii) any shares of Markel Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i).

7.2 Registration Rights.

(a) Registration. Markel will, after the Closing, use its Best Efforts to effect as expeditiously as possible, but within 120 days after the Closing Date, the registration under the Securities Act of all the Registrable Securities that are then issued and outstanding. Markel will not be obligated to consummate more than one such registration.

(b) Expenses of Registration. Markel will bear and pay all expenses incurred in connection with the registration, filing or qualification of shares with respect to the registration under this Section 7.2 for the Shareholders, including, without limitation, all registration, filing, qualification, Blue Sky, printing and accounting fees relating or apportionable thereto, but excluding applicable transfer taxes and expenses of counsel to the Shareholders, which will be borne by the Shareholders.

(c) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, Markel will:

(i) use its Best Efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use its Best Efforts to file with the SEC in a timely manner all reports and other documents required of Markel under the Securities Act and the Exchange Act; and

(iii) furnish promptly to the Shareholders upon request (a) a written statement by Markel as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, (b) Markel’s most recent SEC filings, and (c) such other information which may reasonably be requested by the

Shareholders to take advantage of any other rule or regulation of the SEC which permits Shareholders to sell their Markel Shares without registration; provided, that Markel will be deemed to have furnished the Shareholders copies of any SEC filings that are available to the public on the SEC’s EDGAR website at www.sec.gov.

(d) Obligations of Markel. Whenever required under this Section 7.2 to effect the registration of the Registrable Securities, Markel will, as expeditiously as reasonably possible:

(i) Prepare and use its Best Efforts to file with the SEC a registration statement within 120 days after the Closing Date with respect to such shares and use its Best Efforts to cause such registration statement to become and remain effective until the earlier of six months after the effective date of the registration statement or the disposition of all securities covered by the registration statement;

(ii) Prepare and use its Best Efforts to file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii) Furnish to the Shareholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the shares owned by them and covered by such registration statement;

(iv) Use its Best Efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as may be reasonably requested by the Shareholders; provided, that Markel will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v) Notify the Shareholders as promptly as possible at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly prepare (and file with the SEC) and furnish to the Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Markel Common Stock covered thereby, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vi) Notify the Shareholders promptly of any request by the SEC for the amendment or supplement of such registration statement or prospectus or for additional information, and notify the Shareholders promptly of the filing of each amendment or supplement to such registration statement or prospectus;

(vii) Advise the Shareholders, promptly after it receives notice thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(viii) Furnish to the Shareholders at least one conformed copy of the registration statement and any amendments thereto.

(e) Obligations of Shareholders. In connection with any registration required to be effected under this Section 7.2, the Shareholders will furnish to Markel such information regarding themselves, the shares held by them and the intended method of disposition of such shares as may be required to effect the registration of its shares.

(f) Sale of Registrable Securities by Shareholders. The Shareholders may sell Registrable Securities under an effective registration statement as long as, to the extent required by law, they arrange for delivery of a current prospectus and, if applicable, prospectus supplement to the transferee of such Registrable Securities. Upon the sale of any Registrable Securities by the Shareholders under a registration statement, the Shareholders will deliver to Markel’s transfer agent, with a copy to Markel, a Certificate of Subsequent Sale substantially in the form attached to this Agreement as Exhibit A so that the Registrable Securities may be properly transferred.

(g) Indemnification by Markel. Markel will indemnify, to the extent permitted by law, the Shareholders and each of them against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented if Markel has furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to Markel by the Shareholders or either of them expressly for use therein.

(h) Indemnification by Shareholders. The Shareholders and each of them will indemnify, to the extent permitted by law, Markel against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any written material provided to Markel under Section 7.2(e) above or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any untrue statement or omission of a material fact was subsequently corrected by the Shareholders in a writing delivered to Markel before completion of the final prospectus.

ARTICLE VIII

INDEMNIFICATION

8.1 General. From and after the Closing, the parties will indemnify each other as provided in this Article VIII. The representations and warranties of Ventures and the Shareholders will survive Closing as provided in this Article VIII.

8.2 Certain Definitions. For purposes of this Article VIII, the following terms will have the indicated meanings:

(a) “Damages” will mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, amounts paid in settlement, costs and expenses, including reasonable attorneys’, accountants’, investigators’ and experts’ fees and expenses sustained or incurred in connection with the defense or investigation of any of the foregoing;

(b) “Indemnified Party” will mean a party who is entitled to indemnification from another party under this Article VIII; and

(c) “Indemnifying Party” will mean a party who is required to provide indemnification under this Article VIII to another party.

8.3 Indemnification Obligations of Shareholders. Each Shareholder will severally indemnify, save and keep harmless Ventures, Markel and their successors and assigns from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

(a) Any breach of any representation or warranty made by such Shareholder in this Agreement or in any closing document delivered to Ventures in connection with this Agreement;

(b) Any claim by any person to have a beneficial interest in the AMF Holdco Shares shown to be owned by such Shareholder on Schedule A; or

(c) Any breach by such Shareholder of, or failure by such Shareholder to comply with, any of its covenants or obligations under this Agreement;

8.4 Limitations on the Shareholders’ Indemnification Obligations. The aggregate liability of any Shareholder in connection with such Shareholder’s indemnification obligation under Section 8.3(a) will not exceed the product of (i) the number of such Shareholder’s AMF Holdco Shares times (ii) the AMF Holdco Common Stock Price per Share (as defined in Schedule A).

8.5 Ventures’s Indemnification Obligations. Ventures will indemnify, save and keep harmless the Shareholders and their respective successors and permitted assigns from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

(a) Any breach of any representation or warranty made by Ventures or Markel in this Agreement or in any closing document delivered to the Shareholders in connection with this Agreement; or

(b) Any breach by Ventures or Markel of, or failure by Ventures or Markel to comply with, any of its respective covenants or obligations under this Agreement.

8.6 Subrogation. The Indemnifying Party will not be entitled to require that any action be brought against any other person before action is brought against it hereunder by the Indemnified Party but will be subrogated to any right of action to the extent that it has paid or successfully defended against any claim against an Indemnified Party by a person who is not a party to this Agreement.

ARTICLE IX

MISCELLANEOUS

9.1 Publicity. Press releases or other public statements concerning the transactions contemplated hereby may be made only by Ventures or with its prior written consent.

9.2 Notices. All notices required or permitted to be given hereunder will be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail will be deemed given three business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private courier will be deemed given upon receipt. All notices will be addressed as follows:

If to Ventures or Markel:

Markel Corporation

4521 Highwoods Parkway

Glen Allen, Virginia 23060

Facsimile: 804-965-1600

Attention: Corporate Secretary

If to a Shareholder, to the Shareholder’s address on Schedule A.

and/or to such other addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 9.2.

9.3 Expenses. Each of the Shareholders, Ventures and Markel will bear all fees and expenses he or it incurs in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including attorneys’, accountants’ and other professional fees and expenses. No fees or expenses of the Shareholders will be paid by AMF Holdco.

9.4 Entire Agreement. This Agreement (including any exhibits and schedules) and the instruments to be delivered by the parties under the provisions hereof constitute the entire agreement between the parties with respect to its subject matter and supersede all prior agreements between or among the parties with respect to its subject matter.

9.5 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any right or privilege conferred by this Agreement, or the waiver by such party of any breach of any of the terms, covenants or conditions of this Agreement, will not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges. No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving party.

9.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, and all such counterparts will constitute but one instrument.

9.7 Severability. The invalidity of any provision of this Agreement, or any portion of a provision, will not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

9.8 Applicable Law. This Agreement will be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

9.9 Binding Effect; Benefit. This Agreement will inure to the benefit of and be binding upon the parties and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, including any third party beneficiary rights.

9.10 Assignability. This Agreement will not be assignable by any Shareholder without the prior written consent of Ventures.

9.11 Amendments. This Agreement may not be modified or amended except by an instrument in writing executed and delivered by the party to be charged with the modification or amendment.

9.12 Headings; Interpretation. The headings contained in this agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement. Unless otherwise indicated, all references to sections, exhibits and schedules are to sections, exhibits and schedules of or to this Agreement. Unless the context requires otherwise, the word “including” will be interpreted to mean “including without limitation.” The masculine gender includes the neuter, and the singular includes the plural, and vice versa.

9.13 Waiver of Jury Trial. EACH OF THE PARTIES WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

9.14 Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time before the Closing:

(a) By mutual written consent of Ventures and all the Shareholders;

(b) By either Ventures or all the Shareholders if the Closing Date has not occurred by July 1, 2010; or

(c) By either Ventures or all the Shareholders, if the terminating party is not then in material breach of any representation, warranty or covenant in this Agreement and there has been a material breach by the other party of any of its representations, warranties or covenants under this Agreement which has not been cured on 10 days’ written notice.

9.15 Plan of Reorganization. For United States federal income tax purposes it is intended by the parties that the Exchange qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). This Agreement is hereby adopted as a “plan of reorganization” for purposes of Section 354 and 361 of the Code.

[Remainder of page intentionally left blank]

Each party has therefore caused this Agreement to be duly executed as of the day and year first above written.

MARKEL VENTURES, INC.

By	/s/ Thomas S. Gayner
Name: Title:	Thomas S. Gayner President

AMF HOLDCO, INC.

By	/s/ Ken Newsome
Name: Title:	Ken Newsome President

SHAREHOLDERS: Allegiant Corporation

By	/s/ Ken Newsome
Name: Title:	Ken Newsome President

/s/ Bruce V. Campbell
Bruce V. Campbell

/s/ Austin Brockenbrough, III
Austin Brockenbrough, III

/s/ Margaret Shaia
Margaret Shaia

/s/ Tim Cook
Tim Cook

Solely for purposes of Sections 1.4(c) and Article VII and the representations and warranties made in Article III of this Agreement: MARKEL CORPORATION

By	/s/ Thomas S. Gayner
Name: Title:	Thomas S. Gayner President

SCHEDULE A

Name and Address	Shares of AMF Holdco Common Stock (“AMF Holdco Shares”)	Shares of Markel Common Stock to be Delivered (“Markel Common Shares”)	Cash for Fractional Shares
Allegiant Corporation Attn: Ken Newsome c/o AMF Automation Technologies, LLC 2115 W Laburnum Avenue Richmond, VA 23227	395.95730738	10,385	$123.88

Bruce V. Campbell AMF Automation Technologies, LLC 2115 W Laburnum Avenue Richmond, VA 23227	113.77906009	2,984	$88.52

Austin Brockenbrough, III Lowe Brockenbrough & Co. 1802 Bayberry Court, Suite 400 Richmond, VA 23226-3767	199.75764639	5,239	$118.91

Margaret Shaia AMF Automation Technologies, LLC 2115 W Laburnum Avenue Richmond, VA 23227	18.00199041	472	$58.46

Tim Cook AMF Automation Technologies, LLC 2115 W Laburnum Avenue Richmond, VA 23227	17.64195060	462	$256.42

Exhibit A

Certificate of Subsequent Sale

Markel Corporation

4521 Highwoods Parkway

Glen Allen, Virginia 23060

Attention: Corporate Secretary

Dear Sir:

We have been requested to act as broker or dealer in connection with the sale of the following shares of Markel Corporation:

Selling Stockholder:

No. of Shares Sold:

Registration Statement: 333-

Date of Prospectus:

Trade Date(s):

In connection therewith, the undersigned hereby certifies that the number of shares sold, as indicated above, were sold for the account of the registered owner in accordance with the above-referenced prospectus. A copy of the prospectus was properly delivered in accordance with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act of 1933, as amended. Please authorize the transfer of these shares without further restriction.

Thank you for your assistance in this matter.

Sincerely, [FIRM NAME]

By:
Print name: Title: